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                                                                       EXHIBIT 1

FOR IMMEDIATE RELEASE              CONTACT:  Robert Milgroom, Investor Relations
                                   212-244-5553 (fax: 212-244-6044)
                                   Web address:  www.turbochef.com
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                                   E-mail address:  IR@turbochef.com


               TURBOCHEF RECEIVES $2.1 MILLION EQUITY INVESTMENT

     New York, New York - August 15, 2000--TurboChef Technologies (NASDAQ: TRBO) today announced the receipt of a $2.1 million equity investment from the Gas Research Institute (GRI). The investment was structured as a preferred stock transaction, to be converted into common stock at a later date. The purpose of the investment is to continue to develop natural gas versions of TurboChef rapid-cook systems for residential and commercial markets, worldwide.

This strategic equity investment follows a 1999, $2 million grant from GRI to augment ongoing research and development in the field of gas-powered rapid cook technology. The initial investment resulted in a proof-of-concept prototype that will accelerate speed to market for future gas related TurboChef products.

"We are pleased to add an additional layer of alliance and commitment to our ongoing partnership with the Gas Research Institute", remarked TurboChef's President and CEO, Rick Caron. "Our breakthrough technologies, product development capabilities and distribution channels, through our market partners, coupled with GRI's gas technology expertise and intellectual property portfolio, represent a significant combination of resources," he continued.

The anticipated resulting product, from this additional investment, will represent TurboChef's first natural gas platforms for the residential market, in which 40% of all ovens sold in the U.S. (3.0 million units, annually) are gas-fueled, and the commercial food service market, where 60% of the U.S. restaurants and institutions use gas. The European and world market utilization percentages are even higher.

"TurboChef continues to be an ideal partner, because of their commitment to develop innovative natural gas-based rapid cook products and quality of life enhancements," remarked Tim Cole, GRI's project manager. "TurboChef offers breakthrough technologies and product development resources that fully compliment GRI's goal of being a catalyst for the gas industry to add rapid cook systems as an option for commercial and residential markets."

GRI manages a comprehensive research, development and commercialization program for the natural gas industry. The GRI mission is to deliver high-value technology, information, and technical services to gas and related energy markets. GRI sponsors commercial programs, in which individual companies and consortia partner with GRI through investments to develop and deliver technology, services and information to meet business-specific goals, improve competitiveness and benefit customers.
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GRI, established in 1976, manages cooperative R&D programs for its 327 members and the natural gas industry. Over 400 gas-related products and 600 patents have resulted from GRI-led initiatives.

TurboChef is the world leader in digital kitchen technology and lifestyle innovation enhancement. It's proprietary rapid-cook platform cooks faster than a microwave and produces results superior to a conventional oven. A quality meal can be fully cooked, to restaurant quality standards, in as little as 15 minutes versus the traditional 75 minutes in a conventional oven. The Internet based connectivity is facilitated by an always-on web-pad and represents the future operating system of the digital kitchen.

The owner of nine patents, and forty patents pending, including patents regarding cooking technology and Internet business processes; TurboChef is focused on creating shareholder value by enhancing the consumers' quality of life.

More information about the company and its products can be found at www.turbochef.com.
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"Safe Harbor" Statement under Private Securities Litigation Reform Act of 1995:
Certain statements contained in this News Release constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to the Company's limited operating history, uncertainty of market acceptance and demand, dependence on the Maytag Strategic Alliance, likelihood of establishing additional alliances, probability of success of an Internet strategy, raising the necessary capital to fund an Internet based strategy, impact of competitive products and pricing, and other risks detailed in the company's filings with the Securities and Exchange Commission. The words "looking forward," "believe," "expect," "likely" and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as for the date the statement was made. TurboChef Technologies, Inc. undertakes no obligation to update any forward-looking statements contained in this news release.